EXHIBIT 23.4

DEGOLYER AND MACNAUGHTON

Canada Limited

311 – 6th Avenue SW, Suite 1430

Energy Plaza, East Tower

Calgary, Alberta, Canada T2P 3H2

January 30, 2006

Occidental Petroleum Corporation

Gentlemen,

As Petroleum Engineers, we hereby consent to the inclusion of the information included or incorporated by reference in the registration statements (Nos. 33-14662, 33-47636, 33-59395, 33-64719, 333-49207, 333-72719, 333-78031, 333-37970, 333-55404, 333-63444, 333-82246, 333-83124, 333-96951, 333-104827, 333-115099 and 333-124732) on Forms S-3 and S-8 of Occidental Petroleum Corporation, with respect to the oil and gas reserves of Vintage Petroleum, Inc. for Canada, the future net revenues from such reserves, and the present value thereof, which information has been included or incorporated by reference such registration statements in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering.

Very truly yours,

/s/	COLIN P. OUTTRIM

Colin P. Outtrim, P. Eng

Senior Vice President

DeGolyer and MacNaughton

Canada Limited